UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2013
LifeVantage Corporation
(Exact name of registrant as specified in its charter)

Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9815 S. Monroe Street, Suite 100, Sandy, UT	84070
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (801) 432-9000
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02(e)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Dr. Joe McCord
On June 25, 2013, we issued a press release announcing the retirement of Dr. Joe McCord. Dr. McCord served as our first Chief Science Officer and served as Chief Science Officer until he stepped down from that position in October 2012. The press release announcing Dr. McCord's retirement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In connection with Dr. McCord's retirement, on June 18, 2013, we and Dr. McCord entered into a Separation Agreement and General Release (the “Agreement”). Under the terms of the Agreement and in accordance with federal law, Dr. McCord has the right to rescind the Agreement within seven (7) days following the date the Agreement was entered into. The period during which Dr. McCord could rescind the Agreement ends June 25, 2013.
The Agreement contains provisions relating to, among other things, confidentiality, non-disparagement, return of company property, and a general release of claims in favor of our company. The Agreement requires that we make twelve (12) equal monthly payments to Dr. McCord in the aggregate amount of $1,700,000. Dr. McCord has agreed to consult with us on matters relating to his previous work for our company for a period of nine (9) months after the effective date of the Agreement.
The description of the Agreement contained in this Item 5.02 is qualified in its entirety by reference to the actual Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Changes in Base Salary
On June 24, 2013, our board of directors, upon the recommendation of the compensation committee of our board of directors (the “Compensation Committee”), approved increases in base salary for certain of our named executive officers following a review by the Compensation Committee of competitive market data. Effective as of July 1, 2013, these named executive officers will receive base salaries as set forth below:

Named Executive Officer	Title	Current Base Salary	Increased Base Salary
Douglas C. Robinson	President and Chief Executive Officer	$474,100	$565,000
David S. Colbert	Chief Financial Officer	$310,000	$325,000
Kirby L. Zenger	Chief Network Officer	$265,600	$276,300

Fiscal Year 2014 Annual Incentive Plan
On June 24, 2013, our board of directors, upon the recommendation of the Compensation Committee, adopted a fiscal year 2014 annual incentive plan (the “FY2014 Annual Incentive Plan”). The FY2014 Annual Incentive Plan is intended to reward certain full time employees who have been selected by the Compensation Committee for participation in the plan and who are employed for at least six months prior to the end of our fiscal year ended June 30, 2014 for their performance in meeting corporate and personal goals. Participants in our FY2014 Sales Plan, which is described below, are not eligible to participate in the FY2014 Annual Incentive Plan. Our President and Chief Executive Officer and two of our other named executive officers are eligible to participate under the FY2014 Annual Incentive Plan.
Under the terms of the FY2014 Annual Incentive Plan, our President and Chief Executive Officer and other eligible named executive officers will receive bonuses if our company meets certain corporate goals and the eligible named executive officers meet certain personal goals. The relative weight assigned to corporate goals and personal goals is 70% and 30%, respectively. The corporate goals relate to our revenue and our earnings before interest, taxes, depreciation and amortization, or EBITDA. The amount of any bonuses payable with respect to the achievement of corporate goals and personal goals will vary depending upon the percent of the respective goals that are achieved. The target bonus amount for our President and Chief Executive Officer is 72% of his base salary and for each other eligible named executive officer is 50% of their respective base salary and the maximum bonus amount for our President and Chief Executive Officer is 126% of his base salary and for each other eligible named executive officer is 87.5% of their respective base salary. The table below describes the target bonus amount and maximum bonus amount for our President and Chief Executive Officer and for each other eligible named executive officer:

Named Executive Officer	Title	Target Bonus Amount	Maximum Eligible Bonus Amount
Douglas C. Robinson	President and Chief Executive Officer	$406,800	$711,900
David S. Colbert	Chief Financial Officer	$162,500	$284,375
Kirby L. Zenger	Chief Network Officer	$138,150	$241,763

None of our named executive officers received any bonus payments under our fiscal year 2013 annual incentive plan.

Fiscal Year 2014 Sales Incentive Plan

On June 24, 2013, our board of directors, upon the recommendation of the Compensation Committee, adopted the fiscal year 2014 Sales Incentive Plan (“FY2014 Sales Plan”). The FY2014 Sales Plan is intended to align our sales personnel with our business strategy and key objectives and to reward them for their efforts in fiscal year 2014. Personnel who are responsible for sales targets within our sales organization and whose position is that of a sales manager or above (and who do not participate in our FY14 Annual Incentive Plan) are eligible to participate in the FY2014 Sales Plan. One of our named executive officers, David Brown (President, LifeVantage Network), will be eligible to participate in the FY2014 Sales Plan. Under the FY2014 Sales Plan, participants are eligible to earn and receive quarterly discretionary bonuses based upon the degree of achievement of specified performance metrics. Our President and Chief Executive Officer will generally serve as the FY2014 Sales Plan “Committee” which is responsible for administering the plan.
The three performance metrics upon which a participant's performance will be evaluated are revenue, enrollment and distributor attrition rate. For each FY2014 Sales Plan participant, the Committee will establish quarterly target quantitative goals for each of the three performance metrics and each of the three metrics will have a relative percentage weight assigned to it (such that the sum of the three percentage weights equals 100%). The degree of achievement for each of the performance metrics will be separately evaluated by the Committee after each quarter in fiscal year 2014. A participant's potential annual target bonus for a performance metric would generally be the product of his/her annual base salary on July 1, 2013 multiplied by the relative percentage weight assigned to the performance metric multiplied by a percentage based on the participant's job level. Mr. Brown's job level percentage is 50% and his annual base salary as of July 1, 2013 is $300,000.
A participant will be eligible to receive a quarterly cash bonus based upon his/her degree of achievement of the performance metrics for the prior quarter. Achievement of less than 90% of the target goal will generally mean that a participant cannot receive a quarterly payment with respect to that performance metric. However, it is possible that a participant may receive an additional year-end bonus payment for a performance metric if overall annual performance was exceeded but performance in one or more quarters was below the 90% threshold performance level. Performance between 90% and 100% of the target goal can result in a bonus payment that is proportionately scaled between 50% and 100% of the target bonus amount. Performance in excess of the target goal can result in a bonus payment that will increase by four percent of the target bonus amount for each one percent that the target goals were exceeded. Notwithstanding the degree of achievement, the Committee may in its discretion reduce or eliminate any participant's bonus amount. Bonus payments for the first three quarters of fiscal 2014 will generally be made within

45 days after the end of the quarter and bonus payments for the fourth quarter will generally be made within 2 ½ months after the end of fiscal 2014.
In the event of any discrepancies or conflicts between the foregoing summaries and the terms of the FY2014 Sales Plan, the terms of the FY2014 Sales Plan shall prevail and govern.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release by and between Dr. Joe McCord and LifeVantage Corporation dated June 18, 2013.
99.1	Press release issued by LifeVantage Corporation on June 25, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LifeVantage Corporation

Dated: June 25, 2013	By:/s/ Rob Cutler Rob Cutler General Counsel